Exhibit 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                                                   July 3, 1997


BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama  35244

      Re: BioCryst Pharmaceuticals, Inc. Registration Statement for Offering of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,000,000 shares of Common Stock under the Company's 1991 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       Brobeck, Phleger & Harrison LLP